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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

            WHEREAS, Corporate Property Investors, Inc. ("CPI") proposes to issue shares of its Common Stock, par value $.0001 per share (the "Common Stock"), Class B Common Stock, par value $.0001 per share (the "Class B Common Stock"), and Class C Common Stock, par value $.0001 per share (the "Class C Common Stock" and, together with the Common Stock and the Class B Common Stock, the "CPI Common Stock") and Corporate Realty Consultants, Inc. ("CRC") proposes to issue shares of its Common Stock, par value $.0001 per share (the "CRC Common Stock") pursuant to the terms of an Agreement and Plan of Merger, dated as of February 18, 1998, among Simon DeBartolo Group, Inc., Corporate Property Investors (predecessor to CPI) and CRC.

            WHEREAS, CPI, and possibly CRC, propose to file with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-4 (the "Registration Statement") to register the CPI Common Stock and, possibly, the CRC Common Stock.

            NOW THEREFORE, each person whose signature appears below hereby authorizes and appoints Hans C. Mautner, Mark S. Ticotin and Michael L. Johnson, and each of them acting individually, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact deems appropriate.
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         Signature                          Title                       Date
         ---------                          -----                       ----


/s/ Hans C. Mautner           Chairman of the Board, Chief       August 13, 1998
----------------------------  Executive Officer and Director
Hans C. Mautner               of CPI and CRC (Principal
                              Executive Officer of CPI and
                              CRC)

/s/ Michael L. Johnson        Chief Financial Officer and        August 13, 1998
----------------------------  Senior Vice President of
Michael L. Johnson            CPI and CRC (Principal Financial
                              Officer of CPI and CRC)


/s/ Daniel J. Cohen           Vice President and Controller      August 13, 1998
----------------------------  of CPI and CRC (Principal
Daniel J. Cohen               Accounting Officer of CPI
                              and CRC)

/s/ Abdlatif Y. Al-Hamad      Director of CPI                    August 13, 1998
----------------------------
Abdlatif Y. Al-Hamad


/s/ Saleh F. Alzouman         Director of CPI                    August 13, 1998
----------------------------
Saleh F. Alzouman


/s/ Robert E. Angelica        Director of CPI                    August 13, 1998
----------------------------
Robert E. Angelica


/s/ Gilbert Butler            Director of CPI                    August 13, 1998
----------------------------
Gilbert Butler


/s/ David P. Feldman          Director of CPI and CRC            August 13, 1998
----------------------------
David P. Feldman


/s/ Andrea Geisser            Director of CPI and CRC            August 13, 1998
----------------------------
Andrea Geisser


/s/ Damon Mezzacappa          Director of CPI                    August 13, 1998
----------------------------
Damon Mezzacappa


/s/ S. Lawrence Prendergast   Director of CPI                    August 13, 1998
----------------------------
S. Lawrence Prendergast


/s/ Daniel Rose               Director of CPI                    August 13, 1998
----------------------------
Daniel Rose


/s/ Dirk van den Bos          Director of CPI                    August 13, 1998
----------------------------
Dirk van den Bos


/s/ Jan H.W.R. van der Vlist  Director of CPI                    August 13, 1998
----------------------------
Jan H.W.R. van der Vlist